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Exhibit 23.6

        [Letterhead of MWH AUSTRALIA PTY LTD]

March 11, 2008

Mr. Howard Harlan
Vice President, Business Development
Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, CO 80127

RE: CONSENT OF MWH AUSTRALIA PTY LTD

Dear Mr. Harlan:

The undersigned, MWH Australia Pty Ltd, hereby states as follows:

        Our firm assisted with a technical study, completed in 2006 (the "2006 Review") concerning mineralized material in the Mt. Todd property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Mt. Todd — Geology" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the 2006 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Sincerely yours,

MWH Australia Pty Ltd

/s/ TATYANA ALEXIEVA Tatyana Alexieva Project Manager

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  Exhibit 23.6